CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Global Industries, Ltd. ("Global") on Form10-Q for the quarter ending March 31, 2004 as filed with the Securities and Exchange Commission (the "SEC") on May 7, 2004 (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. SS 1350 as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, to my knowledge based upon a review of the Report, that:

    The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global as of the dates and for periods presented as required by such Report.

/S/ TIMOTHY W. MICIOTTO
Timothy W. Miciotto
Chief Financial Officer
May 7, 2004

            This certification is provided pursuant to SS 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Global or the certifying officer for purposes of SS 18 of the Securities Exchange Act of 1934, as amended.

            A signed original of this written statement required by SS 906 has been provided to Global Industries, Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.